As filed with the Securities and Exchange Commission on March 29, 2000
                                                     Registration No. 333-93901
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                               Amendment No. 3 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              THE LTV CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

    Delaware                       331                         75-1070950
(State or other        (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of         Classification Code Number)       Identification Number)
incorporation or
  organization)

                               200 Public Square
                             Cleveland, Ohio 44114
                                 (216) 622-5000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                            -----------------------

                                 Glenn J. Moran
                         Senior Vice President, General
                             Counsel and Secretary
                              The LTV Corporation
                               200 Public Square
                             Cleveland, Ohio 44114
                                 (216) 622-5000

                            -----------------------

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:

                                James A. Florack
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                Proposed
                                                                 Maximum         Proposed Maximum
                                           Amount to be       Offering Price        Aggregate            Amount of
   Title of Shares to be Registered         Registered        for Unit (1)(2)  Offering Price (1)(2) Registration Fee (3)
----------------------------------------------------------------------------------------------------------------------

8 1/4% Series A Cumulative
   Convertible Preferred Stock.........  1,600,000 shares      $     50.00        $   80,000,000         $     21,120
Common Stock, par value $0.50 per
   share underlying Preferred Stock....       (4),(5)         Not applicable      Not applicable        Not applicable
======================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee.
(2)  Exclusive of accrued interest and distributions, if any.
(3) Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act of 1933.
(4) Under Rule 457(i), no additional registration fee is required in connection with the registration of our common stock issuable upon conversion of the preferred stock being registered hereunder.
(5) 21,768,000 shares of common stock are issuable initially upon conversion of the preferred stock being registered hereunder at the conversion rate of 13.605 shares of common stock for each preferred stock. An indeterminate number of shares of common stock as may be issuable upon conversion of the preferred stock are registered hereunder, including shares as may be issuable pursuant to antidilution adjustments. The common stock issuable upon conversion of the preferred stock, if issued, will be issued for no additional consideration.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

     The purpose of this Amendment No. 3 is solely to file certain exhibits to the Registration Statement as set forth in Item 16 of Part II.


                                    Part II

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following is a statement of estimated expenses to be paid by the Registrant in convection with the issuance and distribution of the securities being registered.

SEC registration fee...........................................$ 21,120
Printing and engraving expenses................................$ 50,000
Legal fees and expenses of LTV.................................$ 40,000
Accountants' fees and expenses.................................$ 50,000
Miscellaneous..................................................$  5,000
                                                               --------
     Total.....................................................$166,120
                                                               ========

Item 15. Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporations Law ("Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. A corporation may purchase indemnity insurance.

     The Company's Amended and Restated Certificate of Incorporation provides in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.

Item 16. Exhibits

Exhibit
  No.                         Document
-------                       --------

  1.1** Registration Rights Agreement dated as of November 2, 1999 among The LTV Corporation and the Initial Purchasers

  4.1 Certificate of Designations for the Preferred Stock, dated as of November 5, 1999 (1) 4.2 Form of Preferred Stock (included in Exhibit 4.1)

  5.1* Opinion of Davis Polk & Wardwell regarding the validity of the Preferred Stock and common stock being registered

  8.1**   Opinion of Davis Polk & Wardwell as to certain tax matters

 12.1** Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

 23.1*    Consent of Davis Polk & Wardwell (contained in their opinion filed as
          Exhibit 5.1)

 23.2**   Consent of Ernst & Young LLP

 24.1**   Power of Attorney for LTV


*         Filed herewith.
**        Previously filed.

(1) Incorporated by reference to LTV's Quarterly Report on Form 10-Q for the three months ended September 30, 1999, filed with the SEC on November 15, 1999.


Item 17. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs s(a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 29th day of March, 2000.

                                            THE LTV CORPORATION

                                            By: /s/ GLENN J. MORAN
                                                --------------------------------
                                                Glenn J. Moran
                                                Senior Vice President, General
                                                Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                                Title                              Date
             ---------                                -----                              ----


/s/            *                        Chairman of the Board of Directors           March 29, 2000
----------------------------------      and Chief Executive Officer
          Peter Kelly

/s/       GLENN J. MORAN                Senior Vice President, General               March 29, 2000
----------------------------------      Counsel and Secretary
          Glenn J. Moran

/s/            *                        Vice President and Controller                March 29, 2000
----------------------------------
          Eric W. Evans

/s/            *                        Vice President and Chief Financial           March 29, 2000
----------------------------------      Officer
      George T. Henning

/s/            *                        Director                                     March 29, 2000
----------------------------------
       Colin C. Blaydon

/s/            *                        Director                                     March 29, 2000
---------------------------------
       William H. Bricker

/s/            *                        Director                                     March 29, 2000
----------------------------------
         John E. Jacob

/s/            *                        Director                                     March 29, 2000
----------------------------------
     Edward C. Joullian III

/s/            *                        Director                                     March 29, 2000
----------------------------------
        M. Thomas Moore

/s/            *                        Director                                     March 29, 2000
----------------------------------
       Vincent A. Sarni

/s/            *                        Director                                     March 29, 2000
----------------------------------
      Samuel K. Skinner



                                      II-4





/s/            *                        Director                                     March 29, 2000
----------------------------------
       Stephen B. Timbers

/s/            *                        Director                                     March 29, 2000
----------------------------------
       Farah M. Walters

*by: /s/ GLENN J. MORAN                 Director                                     March 29, 2000
----------------------------------
         Glenn J. Moran
       Attorney-in-fact

                                 Exhibit Index

Exhibit
  No.                         Document
-------                       --------

  1.1** Registration Rights Agreement dated as of November 2, 1999 among The LTV Corporation and the Initial Purchasers

  4.1 Certificate of Designations for the Preferred Stock, dated as of November 5, 1999 (1) 4.2 Form of Preferred Stock (included in Exhibit 4.1)

  5.1* Opinion of Davis Polk & Wardwell regarding the validity of the Preferred Stock and common stock being registered


  8.1**   Opinion of Davis Polk & Wardwell as to certain tax matters

 12.1** Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

 23.1*    Consent of Davis Polk & Wardwell (contained in their opinion filed as
          Exhibit 5.1)

 23.2**   Consent of Ernst & Young LLP


 24.1**   Power of Attorney for LTV

*         Filed herewith.
**        Previously filed.

(1) Incorporated by reference to LTV's Quarterly Report on Form 10-Q for the three months ended September 30, 1999, filed with the SEC on November 15, 1999.
                                      E-1